Exhibit 99.1

Trinity Capital Inc. Announces Adjustment to Conversion Rate of its 6.00% Convertible Notes due 2025

PHOENIX, June 28, 2024 /PRNewswire/ -- Trinity Capital Inc. (NASDAQ: TRIN) ("Trinity" or the "Company"), a leading provider of diversified financial solutions to growth stage companies, today announced an adjustment to the conversion rate of its 6.00% Convertible Notes due 2025 (the "Convertible Notes") as a result of the Company's cash dividend of $0.51 per share, payable on July 15, 2024 to stockholders of record as of June 28, 2024. The ex-dividend date for such dividend was June 28, 2024.

Effective immediately after the close of business on June 28, 2024, the conversion rate of the Convertible Notes will be adjusted to 79.2226 shares of the Company's common stock per $1,000 principal amount of Convertible Notes from the prior conversion rate of 78.0543 shares of the Company's common stock per $1,000 principal amount of Convertible Notes, which had been in effect since April 1, 2024.  As a result, effective as of such time, the conversion price applicable to the Convertible Notes will be adjusted to $12.62 per share of common stock from $12.81 per share of common stock.

The adjustment to the conversion rate of the Convertible Notes is being made pursuant to the second supplemental indenture, dated as of December 11, 2020, governing the Convertible Notes as a result of the Company's regular quarterly cash dividend discussed above exceeding the initial dividend threshold of $0.30 per share of common stock set forth in the second supplemental indenture and the Company paying a supplemental cash dividend.

Notice of the conversion rate adjustment will be delivered to the holders of the Convertible Notes and U.S. Bank Trust Company, National Association, as trustee, in accordance with the terms of the second supplemental indenture governing the Convertible Notes.

Certain Information Regarding Distributions

The Company's objective is to distribute four quarterly distributions in an amount that approximates 90% to 100% of its taxable quarterly income or potential annual income for a particular year in order to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986. In addition, during any particular year, the Company may pay additional supplemental distributions, so that the Company distributes approximately all its annual taxable income in the year it was earned, or it may spill over the excess taxable income into the coming year for future distribution payments.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Trinity undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth stage companies with institutional equity investors. Trinity's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans, equipment financings and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Contact

Ben Malcolmson
Head of Investor Relations

Trinity Capital, Inc.

ir@trincapinvestment.com